SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) JUNE 19, 1997

                           CONVEST ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                  1-10652                  76-0312028
(State or other jurisdiction  (Commission File No.)      (I.R.S. Employer
       incorporation)                                   Identification No.)

       2401 FOUNTAIN VIEW DRIVE, SUITE 700, HOUSTON, TEXAS  77057
            (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code: (713) 780-1952

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ITEM 5.  OTHER EVENTS

      On June 19, 1997, Convest Energy Corporation ("Convest"), Edisto Resources Corporation ("Edisto"), Forcenergy Inc ("Forcenergy") and a Forcenergy subsidiary executed a definitive Agreement and Plan of Merger (the "Merger Agreement") providing for Convest and Edisto to be merged into Forcenergy.

      Under the Merger Agreement, (a) each issued and outstanding share of Convest Common Stock will be converted into the right to receive a fractional interest in a share of Forcenergy Common Stock equal to $8.88 divided by the Weighted Average Trading Price of Forcenergy Common Stock, and (b) each issued and outstanding share of Edisto Common Stock will be converted into the right to receive (i) $4.886 in cash and (ii) a fractional interest in a share of Forcenergy Common Stock equal to $5.064 divided by the Weighted Average Trading Price of Forcenergy Common Stock; PROVIDED, HOWEVER, that in no event shall the Weighted Average Trading Price of Forecenergy Common Stock be less than $28.96 nor more than $34.96. The "Weighted Average Trading Price" of Forcenergy Common Stock will be calculated by taking the average of the following daily calculations for each of the ten trading days ending two trading days prior to the closing date for the Merger: (i) grouping together all shares of Forcenergy Common Stock traded on such day at the same trading price, (ii) multiplying the aggregate number of shares in each price group by the trading price for such group to calculate a product (the total sold shares value) for each group, (iii) adding all of such products from each group, and (iv) dividing the resulting total by the aggregate number of shares traded on such trading day. Cash will be paid in lieu of fractional shares of Forcenergy Common Stock. The mergers are expected to close in late August or early September.

      The majority shareholders of Convest and Edisto have agreed to vote their respective shares in favor of the transaction thereby assuring the necessary levels of shareholder approval. Edisto currently owns approximately 72% of the outstanding shares of Common Stock of Convest, and has agreed in the Merger Agreement to vote its shares of Convest Common Stock in favor of the transaction. In addition, investment funds and accounts managed by TCW Special Credits and Oaktree Capital Management, L.L.C., which hold slightly in excess of 51% of Edisto's Common Stock, have agreed to support the proposed merger by their willingness to vote for the transaction. Such investment funds and accounts also have contractually agreed not to sell 80% of the Forcenergy Common Stock received in the transaction for a period of six months after the closing.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (C)   EXHIBITS

No.         Exhibit
---         -------

2.1 Agreement and Plan of Merger dated as of June 19, 1997 among Forcenergy Inc, EDI Acquisition Corporation, Edisto Resources Corporation and Convest Energy Corporation

2.2 Shareholder Agreement dated as of June 19, 1997 among Forcenergy Inc and certain shareholders of Edisto holding approximately 51% of the outstanding shares of Common Stock of Edisto.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  CONVEST ENERGY CORPORATION
                                  (Registrant)

                                  By: /S/ MICHAEL Y. MCGOVERN
                                          Michael Y. McGovern
                                          Chairman and Chief Executive Officer

Date: July 3, 1997

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